UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2025, Aptevo Therapeutics Inc. (the "Company") entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors for the sale of (i) 2,105,000 shares of the Company’s common stock, par value $0.001 per share ("Common Stock") and (ii) pre-funded warrants ("Pre-funded Warrants") to purchase up to 360,000 shares of Common Stock. In addition, the Company sold to Investors common warrants to purchase up to 12,325,000 shares of Common Stock (the “Common Warrants” and together with the sale of Common Stock and Pre-funded Warrants, the “Offering”). The combined purchase price of one share of Common Stock and accompanying Common Warrants was $3.25 and the combined purchase price of a Pre-funded Warrant and accompanying Common Warrants was $3.249 which is equal to the purchase price per share of Common Stock and accompanying Common Warrants less the $0.0001 per share exercise price of each such Pre-funded Warrant. The closing of the Offering occurred on June 20, 2025 (the “Closing Date”).

Each share of Common Stock or Pre-funded Warrant in lieu thereof was offered together with five Common Warrants, each to purchase one share of Common Stock. The Common Warrants have an exercise price of $3.25 per share of Common Stock and will be exercisable beginning on the effective date of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) to permit the exercise of the Common Warrants (“Stockholder Approval") and will expire five years from the date of Stockholder Approval. The exercise price of the Common Warrants is subject to adjustment for stock splits, share dividends, share combinations and similar capital transactions and at the Company’s discretion as further described in the Common Warrants; provided that the exercise price of the Common Warrants will not be adjusted to any price lower than $0.65 per share. In the event that the Company is unable to obtain the required Stockholder Approval, the Common Warrants will not be exercisable and therefore have no value.

Subject to certain ownership limitations described in the Pre-funded Warrants, the Pre-funded Warrants are immediately exercisable and have an exercise price of $0.001 per share of Common Stock. The Pre-funded Warrants may be exercised at any time until all of the Pre-funded Warrants are exercised in full.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the purchasers and customary indemnification rights and obligations of the parties. The Company has agreed to not issue any shares of Common Stock or securities exercisable or convertible into shares of Common Stock until the earlier of (i) the date of Stockholder Approval or (ii) sixty (60) days following the closing date of this offering, or enter into an agreement to issue securities at a future determined price, for a period of three (3) months following the closing of this offering, subject to certain exceptions.

In connection with the Offering, the Company entered into a Placement Agency Agreement (the "Placement Agency Agreement") on June 18, 2025 with Roth Capital Partners, LLC (the "Placement Agent"), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering and reimbursement of certain expenses.

The shares of Common Stock, the Common Warrants and the Pre-funded Warrants described above and the underlying shares of Common Stock were offered pursuant to the Registration Statement on Form S-1 (File No. 333-288061), which was declared effective by the Securities and Exchange Commission on June 18, 2025 and Form S-1MEF (File No. 333-288134) which was declared effective immediately upon filing on June 18, 2025.

The Company received net proceeds of approximately $7.45 million from the Offering, excluding the proceeds, if any, from the cash exercise of the Common Warrants and after deducting the estimated offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering for working capital to fund its clinical programs and general corporate purposes, including the further development of its product candidates.

The foregoing summaries of the Common Warrant, the Pre-funded Warrant, the Placement Agency Agreement and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents attached as Exhibits 4.1, 4.2, 10.1 and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 8.01 Other Events.

The Company issued press releases announcing the Offering and the closing of the Offering on June 18 and June 20, 2025, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

On June 18, 2025, the Company issued a press release announcing data from the ongoing Phase 1b/2 RAINIER trial evaluating mipletamig, its first-in-class CD123 x CD3 bispecific antibody, in combination with standard-of-care venetoclax and azacitidine (ven/aza) for newly diagnosed patients with acute myeloid leukemia (AML) who are unfit for intensive chemotherapy. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

On June 20, 2025, the Company issued a press release announcing that addition of preclinical candidate APVO455 to its growing portfolio of CD3-directed candidates built on the CRIS-7 derived CD3 binding domain—an approach demonstrating compelling potential across both hematologic and solid tumors. A copy of the press release is attached hereto as Exhibit 99.4 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Common Warrant, dated June 20, 2025.
4.2	Pre-funded Warrant, dated June 20, 2025.
10.1	Placement Agency Agreement, dated June 18, 2025, between the Company and Roth Capital Partners.
10.2	Securities Purchase Agreement, dated June 18, 2025, between the Company and the purchasers party thereto.
99.1	Press Release dated June 18, 2025.
99.2	Press Release dated June 20, 2025
99.3	Press Release dated June 18, 2025.
99.4	Press Release dated June 20, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

aptevo therapeutics inc.

Date:	June 20, 2025	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer